Exhibit 24
DIRECTOR AND/OR OFFICER OF
SPRINT NEXTEL CORPORATION
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     The undersigned director and/or officer of Sprint Nextel Corporation, a Kansas corporation (the “Company”), hereby constitutes and appoints Daniel R. Hesse, Robert H. Brust, Charles R. Wunsch, and Greg D. Block, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 (the “Registration Statement”) relating to the registration of certain of the Company’s securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.
EXECUTED as of November 3, 2010.

/s/ Daniel R. Hesse	/s/ Robert H. Brust

Daniel R. Hesse President and Chief Executive Officer and Director (Principal Executive Officer)	Robert H. Brust Chief Financial Officer (Principal Financial Officer)

/s/ Ryan H. Siurek	/s/ James H. Hance, Jr.

Ryan H. Siurek Vice President and Controller (Principal Accounting Officer)	James H. Hance, Jr. Chairman of the Board

/s/ Robert R. Bennett	/s/ Gordon M. Bethune

Robert R. Bennett Director	Gordon M. Bethune Director

/s/ Larry C. Glasscock	/s/ V. Janet Hill

Larry C. Glasscock Director	V. Janet Hill Director

/s/ Frank Ianna	/s/ Sven-Christer Nilsson

Frank Ianna Director	Sven-Christer Nilsson Director

/s/ William R. Nuti	/s/ Rodney O’Neal

William R. Nuti Director	Rodney O’Neal Director